UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 26, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) filed suit in the United States District Court for the District of Delaware against Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc. (collectively, “Par”). The lawsuit alleges that Par has infringed U.S. Patent No. 7,915,307 (the “’307 patent”) by filing an Abbreviated New Drug Application (“ANDA”) seeking approval from the U.S. Food and Drug Administration (“FDA”) to market generic versions of Silenor® (doxepin) 3 mg and 6 mg tablets prior to the expiration of this patent. The ’307 patent is listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, commonly known as the Orange Book.

Given the unpredictability inherent in litigation, Somaxon cannot guarantee the outcome of this litigation.

For a discussion of risks related to the ANDA filing by Par and related litigation, as well as the ANDA filings by Mylan Pharmaceuticals Inc., Zydus Pharmaceuticals USA, Inc. and Actavis Elizabeth LLC and related litigation , see the discussion of “Intellectual Property” under the “Business” section of Somaxon’s Annual Report on Form 10-K for the year ended December 31, 2010 filed by Somaxon with the Securities and Exchange Commission on March 4, 2011, and the “Risk Factors” section of Somaxon’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed by Somaxon with the Securities and Exchange Commission on May 4, 2011, including the risk factor under the heading “Restrictions on or challenges to our patent rights relating to our products and limitations on or challenges to our other intellectual property rights may limit our ability to prevent third parties from competing against us,” and the Current Reports on Form 8-K filed by Somaxon with the SEC on May 10, 2011, May 12, 2011, and May 17, 2011 as well as any updates to such sections contained in Somaxon’s subsequent public disclosure documents.

Somaxon cautions readers that statements included in this report that are not a description of historical facts are forward-looking statements. For example, statements regarding Somaxon’s intention to vigorously enforce its patent rights are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully enforce its intellectual property rights and defend its patents; the possible introduction of generic competition of Silenor; the scope, validity and duration of patent protection to provide exclusivity for Silenor; Somaxon’s ability to successfully commercialize Silenor; Somaxon’s dependence on sales of Silenor; Somaxon’s reliance on its co-promotion partner, Procter & Gamble, and its contract sales force provider, Publicis Touchpoint Solutions, for critical aspects of the commercial sales process for Silenor; the performance of Procter & Gamble and Publicis and their adherence to the terms of their contracts with Somaxon; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully meet anticipated market demand; Somaxon’s ability to raise sufficient capital to fund its operations, including any patent infringement litigation, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: May 27, 2011
	By:	/s/ Matthew W. Onaitis
Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel